UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT

Date of report (Date of earliest event reported): August 31, 2007

DATAMETRICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	8567	95-3545701
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1717 Diplomacy Row, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 251-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On August 31, 2007, Mr. Edward Kroning resigned from his position as interim Chief Financial Officer of the Registrant. Mr. Kroning retains his position as Corporate Secretary of the Registrant. Mr. Kroning did not advise the Registrant that he had any disagreement with the Registrant over any policies (accounting or otherwise) of the Registrant. The Board of Directors of the Registrant have elected Ms. Tami Tharp to serve as the Registrant’s interim Chief Financial Officer until her successor is appointed. Ms. Tharp joined the Registrant as interim Controller in March of 2007. From 2005 to 2006, Ms. Tharp served as Chief Financial Officer of BP International, Inc. From 2002 to 2005, Ms. Tharp served as Chief Financial Officer of RMS Limited Partnerships, LLC. Ms. Tharp holds a Certified Public Accountant’s License from the State of Texas and a B.S. in Business Administration from the University of Texas.

    There are no family relationships between Ms. Tharp and any of the Registrant’s executive officers or directors and there is no employment agreement between the Registrant and Ms. Tharp. Further, there are no transactions involving the Registrant and Ms. Tharp which would be reportable pursuant to Item 404 of Regulation S-B promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

DATAMETRICS CORPORATION

September 10, 2007	By:	/s/ John Marceca
Name: John Marceca
Title: President and Chief Operating Officer